Exhibit 10.7

Third Amendment to
Quest Diagnostics Supplemental Deferred Compensation Plan
(Post – 2004)
(amended and restated December 1, 2004)

The Quest Diagnostics Supplemental Deferred Compensation Plan (Post-2004), as amended and restated December 1, 2004) is hereby amended in the following respects effective as stated herein:

1. Effective January 1, 2026, Section 1.1(i), "Eligible Employee", is amended in its entirety to provide as follows:

> "(i) **"Eligible Employee"** means an Employee of an Employer who is determined by the Administrator to be among a select group of management or highly compensated Employees. **"Full Eligible Employee"** means an Eligible Employee whose "total compensation target" exceeds the Section 401(a)(17) Limit and is eligible for a Bonus. **"Bonus Only Eligible Employee"** means an Eligible Employee who is eligible for a Bonus and whose "total compensation target" exceeds $250,000 but is less than the Section 401(a)(17) Limit. **"Base Salary Only Eligible Employee"** means, effective January 1, 2026, an Eligible Employee whose "total compensation target" is greater than $250,000 and who is not eligible for a Bonus."

2. In all other respects, the Plan shall remain unchanged by this Amendment.

As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this instrument to be signed by its authorized officers this Jan 20, 2026.

Quest Diagnostics Incorporated

By: Cecilia K. McKenney
Cecilia K. McKenney